Exhibit 99.1

Transcend Services, Inc.

Press Release Dated February 1, 2005

(Two pages follow)

FOR IMMEDIATE RELEASE

Contact:	Larry Gerdes, CEO, larry.gerdes@trcr.com
404-364-8000

February 1, 2005

(BW) (TRANSCEND SERVICES, INC.)(TRCR)

TRANSCEND ACQUIRES MEDICAL DICTATION, INC.

MDI will continue to operate as a wholly-owned subsidiary of Transcend

Atlanta, Georgia, TRANSCEND SERVICES, INC. (TRCR/Nasdaq SmallCap) today announced the acquisition of Medical Dictation, Inc. (“MDI”), a Florida-based medical transcription service company, on January 31, 2005 in a stock purchase transaction to be accounted for as a purchase.

MDI, which is located near Tampa in Brooksville, Florida, recorded unaudited profitable operations on revenue of approximately $6.3 million in 2004. Transcend paid $4.8 million for all of the stock of MDI. The purchase price consisted of $1.0 million cash paid at closing; 96,775 shares of Transcend’s common stock, par value $0.05, with a fair market value of $300,000 issued at closing; and a 5% promissory note of $3.5 million payable in equal annual installments of principal plus accrued interest on each of the first three anniversary dates after closing. Transcend expects this transaction to be accretive to its internal projections of earnings per share for each quarter in 2005.

On January 31, 2005, Transcend expanded its existing line of credit from $1.0 million to $1.5 million and extended the maturity of this line of credit from April 30, 2005 to April 30, 2006 to facilitate funding the cash portion of the purchase price for MDI.

MDI will continue to operate as a wholly-owned subsidiary of Transcend. MDI’s customers will be afforded the opportunity to utilize Transcend’s state-of-the-art, Internet-based dictation, transcription and distribution platform, including its recently announced speech recognition functionality called BeyondTXT, if and when it is practical for them to do so.

Susan McGrogan, President and Chief Executive Officer of MDI, commented that: “Our merger with Transcend makes MDI a stronger company that is better able to serve its growing base of customers by leveraging Transcend’s infrastructure of people and technology to support MDI’s dedicated group of professionals.”

Larry Gerdes, Chief Executive Officer of Transcend, stated that: “Transcend and MDI are an excellent fit. The merger of Transcend and MDI enables us to leverage MDI’s excellent reputation in a marketplace not currently served by Transcend and to utilize Transcend’s infrastructure to better serve both MDI’s existing customers and the new customers of the combined companies. Transcend welcomes MDI’s valued employees to the Transcend family. Transcend is particularly pleased that both co-founders of MDI, Sue McGrogan and Liz McGrogan, intend to continue to work with MDI and Transcend in key customer service and sales positions to help us achieve our mutual goals of enhancing the satisfaction levels of our customers, employees and stockholders.”

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription services encompass everything needed to securely receive, type, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing and custom data-center creation packages.

For more information, visit http://www.transcendservices.com.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended and pursuant to the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, loss of significant customers, the mix of revenue, changes in pricing policies, delays in revenue recognition, lower-than-expected demand for the Company’s products and services, business conditions in the integrated health care delivery network market, general economic conditions, and the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such speak only as of the date made.